Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF THAT JURISDICTION.

12 April 2018

Shire plc (“Shire” or the “Company”)

Rule 2.9 Announcement

In accordance with Rule 2.9 of the City Code on Takeovers and Mergers, the Company confirms that, as at the close of business on 11 April 2018, being the last business day prior to the date of this announcement, it had 919,206,282 ordinary shares of 5 pence each in issue and admitted to trading on the main market of the London Stock Exchange. Shire holds 7,357,283 ordinary shares in treasury. Accordingly, the total number of voting rights in Shire is 911,848,999. The International Securities Identification Number (“ISIN”) for Shire’s ordinary shares is JE00B2QKY057.

Shire has an American Depositary Share (“ADS”) programme for which Citibank, N.A. acts as depositary. One ADS represents three ordinary shares of 5 pence each, with ISIN US2481R1068. The ADSs trade on the NASDAQ Global Select Market.

Enquiries:

Shire plc

Christoph Brackmann (Investor Relations)	+41 795 432 359
Sun Kim (Investor Relations)	+1 617 588 8175
Katie Joyce (Media)	+1 781 482 2779